Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS SECOND QUARTER 2021 RESULTS

--Completed Poppin Acquisition on December 9, 2020 and Integration Progressing on Schedule--
--Port Congestion Delays Reduced Second Quarter Revenue by $6 million--
--Sequential Improvement in Both Health and Workplace Order Rates--
--Continued Channel and New Product Development to Position for the New Work Environment--
--On Track to Achieve $20 Million in Cost Savings in Fiscal 2021--

JASPER, IN (February 4, 2021) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the quarter ended December 31, 2020.
Selected Financial Highlights:
Second Quarter FY 2021
•Net sales of $136.2 million
•Gross margin was 33.4%
•Net loss of $0.8 million includes $4.1 million of acquisition and restructuring charges
•Diluted EPS of $(0.02), or $0.09 when adjusted for $0.11 of acquisition and restructuring charges
•Adjusted EBITDA of $9.1 million
•Backlog of $144.9 million
Management Commentary

CEO Kristie Juster commented, “In the second quarter, we made significant progress on our strategy to emerge from the COVID health crisis as a stronger company highlighted by our acquisition of Poppin. We continued to execute on our Connect 2.0 strategy, which has created additional opportunities to gain share in our target end markets and accelerate our long-term growth. Additionally, Poppin, which brings us a digitally native platform that we can leverage across our portfolio of brands, has greatly advanced Kimball International’s eBusiness strategy.

“Business trends unfolded in line with our expectations in the second quarter. Our Health business posted double-digit sequential growth in revenue and order rates, supporting our thesis that this market would be the first to recover from the impact of COVID-19. Our Workplace business also showed sequential improvement in order rates, although at a more modest rate, benefiting in part from Kimball International’s significant presence in secondary markets, which are rebounding more quickly than large metropolitan areas.

“Second quarter revenue was reduced by approximately $6 million due to port congestion delays that pushed out shipments in our Hospitality end market. Additionally, we managed through considerable gross margin headwinds in the second quarter with transformation cost savings of $6.1 million and price realization offsetting part of the impact of lower volumes and significantly higher ocean and domestic freight costs. We announced price increases within our Workplace and Health product lines, effective March 1, 2021 to help offset a portion of the higher freight and commodity costs that we expect to continue for the remainder of this fiscal year.

“Kimball International’s first half fiscal 2021 performance demonstrated continued resilience while operating under difficult business conditions. The resurgence of COVID-19 has extended the timing of a recovery in the Workplace end market, and higher logistics expenses and inflationary impacts have pressured margins. We continue to effectively navigate this challenging business environment by making significant progress in reducing our long-term cost structure while focusing on building our growth initiatives around brands and products across our new omnichannel platform.”

Overview

Second Quarter Fiscal 2021 Results

Consolidated net sales were $136.2 million, down 29% from $192.2 million in the year ago quarter. Organic net sales were down 31% compared to the prior year. Gross margin declined by 60 basis points to 33.4%, mainly resulting from higher domestic and ocean freight costs and loss of leverage on the lower revenue, which more than offset transformation plan benefits. Selling and administrative expenses (S&A) of $46.0 million declined $3.8 million compared to the prior year; however, as a percentage of net sales, S&A expenses were 33.7%, compared to 25.9% in the same quarter a year ago. Adjusted selling and administrative expenses were $40.7 million or 29.9% of net sales, compared to $48.8 million or 25.4% of net sales in last year’s second quarter. The net loss was $0.8 million, or ($0.02) per diluted share, compared to earnings per diluted share of $0.30 reported in the fiscal 2020 second quarter. Adjusted earnings per share, which excludes acquisition- and restructuring-related charges of $0.08 and $0.03, respectively, was $0.09, compared to $0.33 last year. Adjusted EBITDA decreased 56% to $9.1 million, and adjusted EBITDA margin declined 420 basis points to 6.7%.

The Company ended the second quarter in a strong financial position, with $41.2 million in cash and short-term investments and a net debt to adjusted EBITDA ratio of approximately 0.7, inclusive of the recorded liability for the earn-out payments related to the Poppin acquisition.

Net Sales by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2020	2019	% Change	2020	2019	% Change
Workplace	$87.4	$114.4	(24%)	$182.7	$240.1	(24%)
Health	27.0	28.2	(4%)	47.6	57.1	(17%)
Hospitality	21.8	49.6	(56%)	53.8	96.4	(44%)
Total Net Sales	$136.2	$192.2	(29%)	$284.1	$393.6	(28%)

Summary and Outlook

“With the acquisition of Poppin complete, we are moving forward with our stage one priorities, notably scaling Poppin in secondary markets where Kimball International is well-established, launching Poppin privacy pods into our existing dealer network, building work from home and corporate partnerships for Poppin and our Etc. brand, and developing a complementary Poppin Pro Dealer Program.

“At the same time, we are making investments in our Health business, where we have expanded our expertise with strategic hires and plan to launch six new clinical products by the end of fiscal 2021. In Hospitality, we continue to partner closely with our customers in navigating both the impact of the pandemic and the temporary impact of higher freight costs.

“Post pandemic, what we knew as the office will change into an exciting hybrid workplace. The office will be the center for collaboration, community and culture; the home will be an extension of work; and new, smaller office formats will emerge in satellite offices in secondary markets. Our deep knowledge in residential design, our multi-brand portfolio and new omnichannel capabilities will enable us to access each end market in the broader new workplace.

“Looking ahead, we expect third quarter organic revenue to be similar to second quarter levels based on our backlog of $144.9 million, of which approximately $80 million is expected to ship in the third quarter. While freight costs are expected to further pressure fiscal third quarter gross margin, we anticipate a sequential increase in gross margin in the fourth quarter as price increases materialize and clarity around the new forming workplace begins to take shape,” Ms. Juster concluded.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of income, statements of comprehensive income, balance sheets, or statements of cash flows of the Company. The non-GAAP financial measures used within this release are (1) organic net sales, defined as net sales excluding acquisition-related net sales; (2) adjusted selling and administrative expense; (3) adjusted EBITDA; (4) adjusted operating income; (5) adjusted net income; and (6) adjusted diluted earnings per share. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share each exclude restructuring expense, CEO transition costs, acquisition-related amortization and inventory valuation adjustments, and costs of the acquisition from the GAAP income measure. Adjusted selling and administrative expense excludes market value adjustments related to the SERP liability, CEO transition costs, acquisition-related amortization, and costs of acquisition from the GAAP income measure. Additionally, adjusted operating income excludes market value adjustments related to the SERP liability. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation expense, amortization expense, restructuring expense, CEO transition costs, acquisition-related inventory valuation adjustments, and costs of acquisition. A reconciliation of the reported GAAP numbers to the non-GAAP financial measures is included in the Reconciliation of Non-GAAP Financial Measures table below. Management believes that Adjusted EBITDA and other metrics excluding restructuring expense, CEO transition expenses, market value adjustments related to the SERP liability, and acquisition-related adjustments are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.
Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the Poppin transaction, including on customer relationships and operating results; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials, components and freight; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2020 and other filings with the Securities and Exchange Commission.

Conference Call / Webcast

Date:	February 4, 2021
Time:	5:00 PM Eastern Time
Dial-In #:	844-602-5643 (International Calls - 574-990-3014)
Pass Code:	Kimball
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.
For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.
About Kimball International, Inc.

For 70 years, Kimball International has created design driven furnishings that have helped our customers shape spaces into places, bringing possibility to life by enabling collaboration, discovery, wellness and relaxation. We go to market through our family of brands: Kimball, National, Interwoven, Etc., Kimball Hospitality, D’style by Kimball

Hospitality and Poppin. Our values and high integrity are demonstrated daily by living our Purpose and Guiding Principles that establish us as an employer of choice. We build success by growing long-term relationships with customers, employees, suppliers, shareholders, and the communities in which we operate. In fiscal year 2020, the company generated $728 million in revenue and employed over 2,800 people. To learn more about Kimball International, Inc. (KBAL), visit www.kimballinternational.com.

Financial highlights for the second quarter ended December 31, 2020 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	December 31, 2020		December 31, 2019
Net Sales	$136,197	100.0%	$192,164	100.0%
Cost of Sales	90,648	66.6%	126,823	66.0%
Gross Profit	45,549	33.4%	65,341	34.0%
Selling and Administrative Expenses	45,967	33.7%	49,719	25.9%
Restructuring Expense	1,616	1.2%	1,396	0.7%
Operating Income (Loss)	(2,034)	(1.5%)	14,226	7.4%
Other Income, net	1,409	1.0%	1,185	0.6%
Income (Loss) Before Taxes on Income	(625)	(0.5%)	15,411	8.0%
Provision for Income Taxes	213	0.1%	4,372	2.3%
Net Income (Loss)	$(838)	(0.6%)	$11,039	5.7%

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.02)		$0.30
Diluted	$(0.02)		$0.30

Average Number of Total Shares Outstanding:
Basic	36,962		36,921
Diluted	36,962		37,221

(Unaudited)	Six Months Ended
(Amounts in Thousands, except per share data)	December 31, 2020		December 31, 2019
Net Sales	$284,141	100.0%	$393,616	100.0%
Cost of Sales	186,236	65.5%	257,905	65.5%
Gross Profit	97,905	34.5%	135,711	34.5%
Selling and Administrative Expenses	87,654	30.9%	100,633	25.5%
Restructuring Expense	5,856	2.1%	5,746	1.5%
Operating Income	4,395	1.5%	29,332	7.5%
Other Income, net	2,226	0.8%	1,770	0.4%
Income Before Taxes on Income	6,621	2.3%	31,102	7.9%
Provision for Income Taxes	2,073	0.7%	8,679	2.2%
Net Income	$4,548	1.6%	$22,423	5.7%

Earnings Per Share of Common Stock:
Basic	$0.12		$0.61
Diluted	$0.12		$0.60

Average Number of Total Shares Outstanding:
Basic	36,968		36,929
Diluted	37,465		37,274

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2020	June 30, 2020
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$39,720	$91,798
Short-term investments	1,505	5,294
Receivables, net	54,759	68,365
Inventories	60,199	49,857
Prepaid expenses and other current assets	17,504	16,869
Assets held for sale	0	215
Property and Equipment, net	90,028	92,041
Right of use operating lease assets	18,072	16,461
Goodwill	82,958	11,160
Other Intangible Assets, net	68,041	13,949
Deferred Tax Assets	12,854	7,485
Other Assets	18,460	12,773
Total Assets	$464,100	$386,267

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$40,000	$0
Current maturities of long-term debt	1,282	27
Accounts payable	42,268	40,229
Customer deposits	28,965	19,649
Current portion of operating lease liability	6,601	4,886
Dividends payable	3,580	3,454
Accrued expenses	31,726	41,076
Long-term debt, less current maturities	1,331	109
Long-term operating lease liability	15,527	16,610
Contingent earn-out liability	31,790	0
Other	17,018	15,431
Shareholders’ Equity	244,012	244,796
Total Liabilities and Shareholders’ Equity	$464,100	$386,267

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2020	2019
Net Cash Flow provided by Operating Activities	$24,521	$13,402
Net Cash Flow used for Investing Activities	(105,774)	(6,747)
Net Cash Flow provided by (used for) Financing Activities	32,456	(8,419)
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(48,797)	(1,764)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	92,444	73,837
Cash, Cash Equivalents, and Restricted Cash at End of Period	$43,647	$72,073

Orders Received by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2020	2019	% Change	2020	2019	% Change
Workplace *	$87.1	$123.2	(29%)	$166.6	$240.9	(31%)
Health	27.4	32.8	(16%)	49.7	62.4	(20%)
Hospitality	20.4	58.9	(65%)	58.5	101.9	(43%)
Total Orders	$134.9	$214.9	(37%)	$274.8	$405.2	(32%)

* Workplace end market includes education, government, commercial, and financial vertical markets

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Organic Net Sales
	Three Months Ended	Six Months Ended
	December 31,	December 31,
	2020	2020
Net Sales, as reported	$136,197	$284,141
Less: Poppin acquisition net sales	2,678	2,678
Organic Net Sales	$133,519	$281,463

Adjusted Selling and Administrative Expense
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Selling and Administrative Expense, as reported	$45,967	$49,719	$87,654	$100,633
Less: Pre-tax Expense Adjustment to SERP Liability	(1,381)	(716)	(2,139)	(774)
Less: Pre-tax CEO Transition Costs	(141)	(175)	(282)	(350)
Less: Pre-tax Acquisition-related Amortization	(395)	0	(395)	0
Less: Pre-tax Costs of Acquisition	(3,388)	0	(3,388)	0
Adjusted Selling and Administrative Expense	$40,662	$48,828	$81,450	$99,509
Adjusted Selling and Administrative Expense %	29.9%	25.4%	28.7%	25.3%

Adjusted Operating Income
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating Income (Loss), as reported	$(2,034)	$14,226	$4,395	$29,332
Add: Pre-tax Restructuring Expense	1,616	1,396	5,856	5,746
Add: Pre-tax Expense Adjustment to SERP Liability	1,381	716	2,139	774
Add: Pre-tax CEO Transition Costs	141	175	282	350
Add: Pre-tax Acquisition-related Amortization	395	0	395	0
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	42	0	42	0
Add: Pre-tax Costs of Acquisition	3,388	0	3,388	0
Adjusted Operating Income	$4,929	$16,513	$16,497	$36,202
Adjusted Operating Income %	3.6%	8.6%	5.8%	9.2%

Adjusted Net Income
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Income (Loss), as reported	$(838)	$11,039	$4,548	$22,423

Pre-tax Restructuring Expense	1,616	1,396	5,856	5,746
Tax on Restructuring Expense	(416)	(359)	(1,508)	(1,479)
Add: After-tax Restructuring Expense	1,200	1,037	4,348	4,267
Pre-tax CEO Transition Costs	141	175	282	350
Tax on CEO Transition Costs	(36)	(45)	(72)	(90)
Add: After-tax CEO Transition Costs	105	130	210	260
Pre-tax Acquisition-related Amortization	395	0	395	0
Tax on Acquisition-related Amortization	(102)	0	(102)	0
Add: After-tax Acquisition-related Amortization	293	0	293	0
Pre-tax Acquisition-related Inventory Valuation Adjustment	42	0	42	0
Tax on Acquisition-related Inventory Valuation Adjustment	(11)	0	(11)	0
Add: After-tax Acquisition-related Inventory Adjustment	31	0	31	0
Pre-tax Costs of Acquisition	3,388	0	3,388	0
Tax on Costs of Acquisition	(872)	0	(872)	0
Add: After-tax Costs of Acquisition	2,516	0	2,516	0
Adjusted Net Income	$3,307	$12,206	$11,946	$26,950

Adjusted Diluted Earnings Per Share
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Diluted Earnings (Loss) Per Share, as reported	$(0.02)	$0.30	$0.12	$0.60
Add: After-tax Restructuring Expense	0.03	0.03	0.12	0.11
Add: After-tax CEO Transition Costs	0.00	0.00	0.00	0.01
Add: After-tax Acquisition-related Amortization	0.01	0.00	0.01	0.00
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.00	0.00	0.00
Add: After-tax Costs of Acquisition	0.07	0.00	0.07	0.00
Adjusted Diluted Earnings Per Share	$0.09	$0.33	$0.32	$0.72

Adjusted EBITDA
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Income (Loss)	$(838)	$11,039	$4,548	$22,423
Provision for Income Taxes	213	4,372	2,073	8,679
Income (Loss) Before Taxes on Income	(625)	15,411	6,621	31,102
Interest Expense	58	21	86	44
Interest Income	(87)	(489)	(189)	(1,096)
Depreciation	3,536	3,866	7,128	7,476
Amortization	1,049	547	1,702	1,068
Pre-tax Restructuring Expense	1,616	1,396	5,856	5,746
Pre-tax CEO Transition Costs	141	175	282	350
Pre-tax Acquisition-related Inventory Valuation Adjustment	42	0	42	0
Pre-tax Costs of Acquisition	3,388	0	3,388	0
Adjusted EBITDA	$9,118	$20,927	$24,916	$44,690
Adjusted EBITDA %	6.7%	10.9%	8.8%	11.4%

Supplementary Information
Components of Other Income (Expense), net	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Amounts in Thousands)	2020	2019	2020	2019
Interest Income	$87	$489	$189	$1,096
Interest Expense	(58)	(21)	(86)	(44)
Gain on Supplemental Employee Retirement Plan Investments	1,381	716	2,139	774
Other Non-Operating Income (Expense)	(1)	1	(16)	(56)
Other Income, net	$1,409	$1,185	$2,226	$1,770